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                                                              Exhibit 99.1


                          WIND RIVER SYSTEMS, INC.
              PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
        SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [_______,_______]

     The undersigned hereby appoints RICHARD W. KRABER and MARLA ANN STARK, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wind River Systems, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Wind River Systems, Inc. to be held at 600 Wind River Way, Alameda, California on [DAY OF WEEK], [_____,_______] at [__:__a.m.], local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

           (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)


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 /X/  PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE USING
      DARK INK ONLY.
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       MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.                          MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 1: To approve the issuance of     FOR  AGAINST ABSTAIN    PROPOSAL 2: To approve the amendment to the  FOR AGAINST ABSTAIN
shares of Wind River common stock in       / /    / /     / /      Wind River 1998 Equity Incentive Plan to     / /   / /     / /
the merger contemplated by the Agreement                           increase the number of shares of Wind River
and Plan of Merger and Reorganization,                             common stock reserved for option grants
dated as of October 21,1999, among Wind River                      under the 1998 Equity Incentive Plan by
Systems, Inc., University Acquisition Corp.,                       2,600,000 shares.
a Delaware corporation and a wholly owned
subsidiary of Wind River, and Integrated
Systems, Inc.


                                                                   PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
                                                                   RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE
                                                                   UNITED STATES.

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____________________________   ________________   Dated __________________
         Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.